As filed with the Securities and Exchange Commission on April 27, 2007
Registration No. 333-126783

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Post-Effective
Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE RYLAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-0849948
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

24025 Park Sorrento
Suite 400
Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

THE RYLAND GROUP, INC. 2005 EQUITY INCENTIVE PLAN
(Full title of plan)

Timothy J. Geckle
Senior Vice President, General Counsel and Secretary
The Ryland Group, Inc.
24025 Park Sorrento, Suite 400
Calabasas, California 91302
818-223-7500
(Name, address and telephone number of agent for service)

EXPLANATORY NOTE

The Ryland Group, Inc., a Maryland corporation (the “Registrant”), is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on July 21, 2005 (file no. 333-126783), with respect to shares of the Registrant’s Common Stock, par value $1.00 (the “Common Stock”), thereby registered for offer or sale pursuant to The Ryland Group, Inc. 2005 Equity Incentive Plan (the “2005 Plan”).  A total of 1,244,576 shares were registered for issuance under the Registrant’s 2005 Plan.

The Registrant has since adopted a new equity incentive plan, The Ryland Group, Inc. 2007 Equity Incentive Plan (the “2007 Plan”) which replaces the 2005 Plan as of the date the stockholders approved the 2007 Plan.  No future awards will be made under the 2005 Plan.  According to the terms of the 2007 Plan, 284,168 shares that were available for grant under the 2005 Plan that were not granted under the 2005 Plan are available for issuance under the 2007 Plan (the “Carried Forward Shares”).  The Carried Forward Shares are hereby deregistered.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (file no. 333-126783), the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for offer or sale pursuant to the 2007 Plan, including but not limited to the Carried Forward Shares.

In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No. 1 is hereby filed (i) to reallocate the Carried Forward Shares from the 2005 Plan to the 2007 Plan, and (ii) to carry over the registration fees paid for the Carried Forward Shares from the Registration Statement on Form S-8 filed for the 2005 Plan to the Registration Statement on Form S-8 for the 2007 Plan that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
24.1	Powers of Attorney (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 27th day of April, 2007.

THE RYLAND GROUP, INC.

By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel and
Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Chad Dreier R. Chad Dreier	R. Chad Dreier Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 27, 2007

/s/ Gordon A. Milne Gordon A. Milne	Gordon A. Milne Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 27, 2007

/s/ David L. Fristoe David L. Fristoe	David L. Fristoe Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 27, 2007

A majority of the Board of Directors:

Daniel T. Bane, Leslie M. Frécon, Roland A. Hernandez, William L. Jews, Ned Mansour, Robert E. Mellor, Norman J. Metcalfe, Charlotte St. Martin and Paul J. Varello

/s/ Timothy J. Geckle Timothy J. Geckle	As Attorney-in-Fact	April 27, 2007